UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2013

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Farmer Bros. Co., a Delaware corporation (the “Company”), previously reported that Jeffrey A. Wahba, the Company's Chief Financial Officer and Treasurer, notified the Board of Directors of his intent to resign from such position effective February 28, 2013.

In order to accommodate a smooth transition of Mr. Wahba's responsibilities while the Company continues its search for a permanent Chief Financial Officer, on February 22, 2013 the Board of Directors of the Company approved a Consulting Services Agreement, effective as of March 1, 2013 (the “Consulting Agreement”), with Mr. Wahba. Pursuant to the Consulting Agreement, Mr. Wahba will perform the services generally completed by the Chief Financial Officer of the Company, and serve in certain other capacities with the Company and its subsidiaries. In exchange for such services, the Company will pay Mr. Wahba $285.00 per hour and provide certain COBRA benefits during the consulting period. Nothing contained in the Consulting Agreement otherwise affects the continuing rights and obligations of the parties under the Second Amended and Restated Employment Agreement, dated as of February 13, 2012, between the Company and Mr. Wahba, or the vesting and exercise of equity awards received under the Farmer Bros. Co. 2007 Omnibus Plan, which shall be governed by the terms and conditions of the plan and the applicable award agreements.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

Omission of Quarterly Dividend

On February 27, 2013, the Board of Directors omitted the payment of a quarterly dividend in the upcoming fourth quarter of fiscal 2013.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Consulting Services Agreement, effective as of March 1, 2013, between Farmer Bros. Co. and Jeffrey A. Wahba

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 2013

FARMER BROS. CO.

By:	/s/ Michael H. Keown
Name: Michael H. Keown
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Services Agreement, effective as of March 1, 2013, between Farmer Bros. Co. and Jeffrey A. Wahba

4